UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 21, 2017
____________________

FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 21, 2017, Finjan, Inc. (“Finjan”), a wholly-owned subsidiary of Finjan Holdings, Inc. (the “Company”), entered into a Confidential Patent License Agreement (the “License Agreement”) with a European corporation (“European Licensee”). Pursuant to the License Agreement, European Licensee will obtain a license to the Finjan patent portfolio and will pay Finjan $4.9 million cash, in license fees, as follows: (A) $2.3 million within 10 days after the effective date of the License Agreement, (B) $1.3 million on or before January 31, 2018, and (C) $1.3 million on or before January 31, 2019. Such license does not grant European Licensee any right to transfer, sublicense or grant any rights under the License Agreement to a third party except as specifically provided under the License Agreement. Such license also has certain provisions relating to certain unlicensed products of any company that acquires European Licensee, or is acquired by European Licensee or its affiliates, in which case additional license fees may apply. The specific terms of the License Agreement are confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: April 25, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer